                                                                   Exhibit 99.2

MORGAN STANLEY UK GROUP PROFIT
SHARING SCHEME AND MORGAN
STANLEY UK GROUP PROFIT SHARING
PLAN


Combined Financial Statements for the years

31 December 1999 and 1998


Deloitte & Touche
Stonecutter Court
1 Stonecutter Street
London
EC4A 4TR

                               MORGAN STANLEY UK GROUP PROFIT SHARING SCHEME AND
                                     MORGAN STANLEY UK GROUP PROFIT SHARING PLAN




REPORT AND COMBINED FINANCIAL STATEMENTS 1999 AND 1998


CONTENTS                                                         Page


Report of the Independent Chartered Accountants                     1

Statement of the financial condition                                2

Statement of income and changes in Schemes equity                   3

Notes to the financial statements                                   4

                               MORGAN STANLEY UK GROUP PROFIT SHARING SCHEME AND
                                     MORGAN STANLEY UK GROUP PROFIT SHARING PLAN







REPORT OF THE INDEPENDENT CHARTERED ACCOUNTANTS

TO THE TRUSTEE OF THE MORGAN STANLEY UK GROUP PROFIT SHARING SCHEMES (incorporating the Morgan Stanley UK Group Profit Sharing Scheme and the Morgan Stanley UK Group Profit Sharing Plan)

We have audited the accompanying combined statements of financial condition of the Morgan Stanley UK Group Profit Sharing Scheme ("the Scheme") and the Morgan Stanley UK Group Profit Sharing Plan ("the Plan"), (collectively "the Schemes"), as of 31 December 1999 and 1998 and the related statements of income and changes in schemes' equity for the years then ended. These combined financial statements are the responsibility of the Scheme's and the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements referred to above present fairly, in all material respects, the combined financial condition of the Schemes as of 31 December 1999 and 1998 and the combined results of operations and the changes in Schemes' equity for the years then ended in conformity with accounting principles generally accepted in the United States.


/s/ Deloitte & Touche

Deloitte & Touche
Chartered Accountants


Stonecutter Court
1 Stonecutter Street
London, EC4A 4TR
England


22 February 2000

                               MORGAN STANLEY UK GROUP PROFIT SHARING SCHEME AND
                                     MORGAN STANLEY UK GROUP PROFIT SHARING PLAN




COMBINED STATEMENTS OF FINANCIAL CONDITION
31 December 1999 and 1998

                                                                Notes                1999               1998
                                                                                        $                  $
ASSETS

Investments at market value
   Morgan Stanley Dean Witter & Co.
   Common Stock                                                   2,3            89,739,502         42,678,171

Amounts due from Trustee                                                             64,237             59,109

Employee contributions receivable                                                10,399,802          9,397,520
                                                                                -----------         ----------
TOTAL ASSETS                                                                    100,203,541         52,134,800
                                                                                ===========         ==========

LIABILITIES AND COMBINED SCHEMES' EQUITY

Dividend income, net of withholding taxes, payable to
   participants                                                                      26,778             20,724

Taxes withheld in respect of dividend income                                         37,456             38,382

Combined Schemes' equity                                                        100,139,307         52,075,694
                                                                                -----------         ----------
TOTAL LIABILITIES AND COMBINED SCHEMES' EQUITY                                  100,203,541         52,134,800
                                                                                ===========         ==========




See Notes accompanying Combined Financial Statements

                               MORGAN STANLEY UK GROUP PROFIT SHARING SCHEME AND
                                     MORGAN STANLEY UK GROUP PROFIT SHARING PLAN




COMBINED STATEMENTS OF INCOME AND CHANGES IN SCHEMES' EQUITY
Years ended 31 December 1999 and 1998


                                                                Notes                 1999               1998
                                                                                         $                  $
CASH DIVIDENDS

Distribution from Morgan Stanley Dean Witter
   & Co.                                                                             607,514            472,521

Less: United States tax withheld                                                     (35,387)           (70,876)
                                                                                  -----------       ------------
                                                                                     572,127            401,645
GAINS ON INVESTMENTS
Gain on sale of Morgan Stanley Dean Witter &
   Co. Common Stock                                              2                 4,554,978          2,849,581


Change in unrealised appreciation of
   investments                                                   3                40,229,585          5,283,698

EMPLOYEE CONTRIBUTIONS

Current year                                                                      10,399,802          9,397,520
Less : over provision in prior year                                                  (92,800)
                                                                                  -----------       ------------
INCOME FOR THE YEAR                                                               55,663,692         17,932,444

Less:

Dividend income payable to participants                                             (509,400)          (378,019)
Income tax payable                                                                   (62,727)           (23,624)
Withdrawals disbursed to employees                                                (5,781,651)        (3,822,395)
Value of shares transferred to employees                                          (1,246,301)          (894,770)
                                                                                  -----------       ------------

INCREASE IN COMBINED SCHEMES' EQUITY                                              48,063,613         12,813,636



COMBINED SCHEMES' EQUITY AT 1 JANUARY                                             52,075,694         39,262,058
                                                                                 -----------       ------------

COMBINED SCHEMES' EQUITY AT 31 DECEMBER                                          100,139,307         52,075,694
                                                                                 ===========       ============



See Notes accompanying Combined Financial Statements

                               MORGAN STANLEY UK GROUP PROFIT SHARING SCHEME AND
                                     MORGAN STANLEY UK GROUP PROFIT SHARING PLAN



NOTES TO THE COMBINED FINANCIAL STATEMENTS
Years ended 31 December 1999 and 1998

     Description of the Schemes
     The financial statements show the combined results of the Morgan Stanley UK Group Profit Sharing Scheme and Morgan Stanley UK Group Profit Sharing Plan.

     On 12 November 1987 the Morgan Stanley International Profit Sharing Scheme was established in the United Kingdom by a trust deed made between Morgan Stanley Group Inc., its subsidiary Morgan Stanley International and Noble Lowndes Settlement Trustees Limited. After the merger between Morgan Stanley Group Inc. and Dean Witter, Discover & Co. on 31 May 1997 a new scheme, the Morgan Stanley UK Group Profit Sharing Plan, was established in the United Kingdom on 3 November 1998 by a trust deed made between Morgan Stanley, Dean Witter, Discover & Co., its subsidiary Morgan Stanley UK Group and Noble Lowndes Settlement Trustees Limited.

     On 2 November 1999, a change was made to the Plan trust deed amending the parent company name to Morgan Stanley Dean Witter & Co.

     The Schemes allow employees of Morgan Stanley UK Group to accumulate pre-tax profit share contributions in the form of shares of Morgan Stanley Dean Witter & Co. Common Stock, with all contributions after 1998 being paid into the Plan.

     Eligibility
     Full time employees of Morgan Stanley UK Group with at least one year of service, commencing from the first of the month after the date of joining, are eligible to participate in a scheme. Employees may elect to participate in the Schemes, for the full amount of their profit share, up to a maximum of the lesser of 10% of UK base salary or (pound)8,000.

     Funding Policy
     Amounts invested by employees are invested by Noble Lowndes Settlement Trustees Limited, as Trustee, in Morgan Stanley Dean Witter & Co. shares which are held by the Trustee in their name on the employee's behalf. Shares in respect of the previous qualifying period are appropriated to employees within two weeks of 31 December (the qualifying date). The Trustee's fees and brokerage commissions are borne by Morgan Stanley UK Group, the employer.

     During the first two years after appropriation (the Retention Period) certain statutory restrictions apply limiting members' ability to deal in or withdraw their shares. After the Retention Period, members may withdraw their shares or instruct the Trustee to sell their shares and withdraw the cash proceeds. The cost of withdrawals from the Schemes is determined on a first in first out basis within the relevant employee allocation.

     Taxation
     The United Kingdom Board of Inland Revenue have approved both the Scheme and the Plan under Schedule 9, Income & Corporation Taxes Act 1988 and the Scheme and the Plan are thus exempt from taxation. Employee contributions to the Schemes are not liable to income tax if shares are held by the Trustee for at least five years after appropriation. If employees' shares are sold prior to the end of the three year period, some or all of the income tax benefits are lost.

                               MORGAN STANLEY UK GROUP PROFIT SHARING SCHEME AND
                                     MORGAN STANLEY UK GROUP PROFIT SHARING PLAN


NOTES TO THE COMBINED FINANCIAL STATEMENTS
Years ended 31 December 1999 and 1998


1.   ACCOUNTING POLICIES

     Presentation of the Accounts

     The Trustee, being the same for both the Scheme and the Plan, has resolved that the results of the Scheme and the Plan should be combined as this appropriately represents the similar nature of the schemes and the intent of the employer, Morgan Stanley UK Group to continue benefits under the Scheme after the merger.

     Foreign Currencies

     Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at the balance sheet date except for employee contributions receivable, which are translated at the rate ruling at the time of share purchase, which occurs shortly after balance sheet date. Transactions in foreign currencies are translated at the approximate rate of exchange ruling at the date of the transaction.

     Valuation of Investments

     The investments are recorded at market value based on the closing market price on the New York Stock Exchange.

     Dividend Income

     Dividend income is recorded when the applicable dividends are declared. Dividends are received net of US withholding tax and are allocated to participants according to their shareholdings.

     Stock Split

     On 20 December 1999, Morgan Stanley Dean Witter & Co. declared a two-for-one common stock split, effected in the form of a 100% stock dividend payable to shareholders of record on 12 January 2000 and distributable on 26 January 2000. All share data has been retroactively restated to reflect this split.

                               MORGAN STANLEY UK GROUP PROFIT SHARING SCHEME AND
                                     MORGAN STANLEY UK GROUP PROFIT SHARING PLAN


NOTES TO THE COMBINED FINANCIAL STATEMENTS
Years ended 31 December 1999 and 1998


2. CHANGES IN COMBINED HOLDINGS OF MORGAN STANLEY DEAN WITTER & CO. COMMON STOCK


                                                                       Number of       Total
                                                                        Shares          Cost
                                                                      (restated)         $

         At 1 January 1998                                            1,094,674      10,704,860

         Add:Purchase January 1998                                      248,694       6,907,738
                                                                    ------------    ------------
                                                                      1,343,638      17,612,598

         Less:   Sales of shares during the year                       (111,514)       (979,795)
         Less:   Transfers of shares during the year                    (29,922)       (894,770)
                                                                    ------------    ------------
         At 31 December 1998                                          1,202,202      15,738,033

         Add:  Purchases  January 1999                                  222,258       9,304,720

         Less:   Sales of shares during the year                       (130,834)     (1,226,673)
         Less:   Transfers of shares during the year                    (36,330)     (1,246,301)
                                                                    ------------    ------------
         At 31 December 1999                                          1,257,296      22,569,779
                                                                    ============    ============


         Each stock purchase was made in January 1999 in one transaction representing more than 5% of the current value of the plan at the beginning of the year.

                                                                         1999            1998
                                                                            $               $
         Aggregate proceeds of sales                                  5,781,651       3,829,376
         Aggregate cost of sales                                     (1,226,673)       (979,795)
                                                                    ------------    ------------
         Net gain on sales                                            4,554,978       2,849,581
                                                                    ------------    ------------
         Aggregate proceeds of transfers                              1,246,301         894,770
         Aggregate cost of transfers                                 (1,246,301)       (894,770)
                                                                    ------------    ------------
         Net gain on transfers                                                -               -
                                                                    ------------    ------------
                                                                      4,554,978       2,849,581
                                                                    ============    ============

                               MORGAN STANLEY UK GROUP PROFIT SHARING SCHEME AND
                                     MORGAN STANLEY UK GROUP PROFIT SHARING PLAN


NOTES TO THE COMBINED FINANCIAL STATEMENTS Years ended 31 December 1999 and 1998

3.   CHANGE IN UNREALISED APPRECIATION OF INVESTMENTS

     At 31 December 1999 the closing price on the New York Stock Exchange for Morgan Stanley Dean Witter, & Co. common stock was $71.375 per share.


                                                                   Number           Total
                                                                  of shares           $
                                                                  (restated)

     Market value at 31 December 1999                             1,257,296       89,739,502
     Average cost at 31 December 1999                             1,257,296       22,569,779
                                                                 -----------     ------------
     Unrealised appreciation at 31 December 1999                                  67,169,723
     Unrealised appreciation at 1 January 1999                                    26,940,138
                                                                                 ------------
     Increase in unrealised appreciation                                          40,229,585
                                                                                 ============

     Market value at 31 December 1998                             1,202,202       42,678,171
     Average cost at 31 December 1998                             1,202,202       15,738,033
                                                                 -----------     ------------
     Unrealised appreciation at 31 December 1998                                  26,940,138
     Unrealised appreciation at 1 January 1998                                    21,656,440
                                                                                 ------------
     Increase in unrealised appreciation                                           5,283,698
                                                                                 ============



4.   Subsequent eVents

     A stock split of 2 to 1 which was declared on 20 December 1999 became effective on the 26 January 2000.